Exhibit 8.1
PHILLIPS NIZER LLP
661 Fifth Avenue
New York, NY  10103

August 19, 2013

Legend International Holdings, Inc.
Level 8, 580 St Kilda Road
Melbourne Victoria 3004
Australia

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Legend International Holdings, Inc., a Delaware corporation (the “Company”) in connection with the registration and offering (the “Offering”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) of shares of common stock (the “Shares”) of the Company, par value $.001 per share (the "Ordinary Shares") that are issuable upon exercise of share purchase rights that are being distributed by the Company to its stockholders.  In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registration Statement (the “Prospectus”).  Capitalized terms used and not otherwise defined herein are used as defined in the Prospectus.

The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for United States purchasers of Shares pursuant to the Offering as of the date set forth above.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Phillips Nizer LLP

PHILLIPS NIZER LLP